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Exhibit 23.3

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 2015 with respect to the financial statements of Tribute Pharmaceuticals Canada Inc. included in this Registration Statement Amendment No. 1 (Form S-1) and related Prospectus of Aralez Pharmaceuticals Inc. for the registration of the resale of 4,800,000 shares of Aralez Pharmaceuticals Inc. common shares.

McGovern, Hurley, Cunningham, LLP
Chartered Accountants
Licensed Public Accountants

January 8, 2016
Toronto, Canada

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  Exhibit 23.3
Consent of Independent Auditors